HeartBeam Appoints Ken Nelson and Mark Strome to the Board of Directors
Accomplished Medical Technology Leader and Veteran Investor Bring Strategic Experience and Vision to Board
SANTA CLARA, CA – June 8, 2023 – HeartBeam, Inc. (NASDAQ: BEAT), a cardiac technology company that has developed the first and only 3D-vector electrocardiogram (VECG) platform intended for patient use at home, today announced the appointment of Ken Nelson and Mark Strome to its board of directors, effective as of June 5, 2023.
Ken Nelson, 48, is a 20-year digital health, medical device, and remote patient monitoring executive and innovator. Over the past 10 years, Mr. Nelson has led commercial efforts for disruptive technologies in the digital health, wearables, and cardiac remote patient monitoring industries for three of the top four market share players in cardiac digital health and remote patient monitoring including BioTelemetry as VP of Sales, iRhythm as VP of Sales & Marketing, and Bardy Diagnostics as Chief Commercial Officer. Most recently, he served as Head of Digital Health, Diagnostics, and Monitoring for Biotronik, a leading cardiac digital health and medical device company. Mr. Nelson currently serves as partner in the Medtech Advantage Fund, which has an exclusive partnership with Medtech Innovator, the largest medtech and digital health startup accelerator globally. In addition, he serves as Chairman of the Board for CardiaCare, and is an active board member in a handful of other disruptive cardiac digital health and medtech startups. Ken earned a B.A. in Economics from Vanderbilt University.
Mark Strome, 66, combines over 40 years of experience in the investment management and securities industry. Mr. Strome is the Founder, Chief Investment Officer, and Chairman at Strome Investment Management, L.P. and Strome Group, Inc. Under his leadership, Mr. Strome’s investment management company has managed private placement hedge fund investments focusing on non-traditional investments including commodities, currencies, bankruptcy reorganizations, and numerous venture capital and private equity investments. Previously, he was a Portfolio Manager at Kayne Anderson. He has also been involved in the founding and incubation of numerous publicly traded companies and several successful private companies. These include Pulse Biosciences, and iWood Studios, a company that creates original content for film and TV. Mr. Strome has been a member of the Board of Directors of multiple companies over the last three decades. He has served as a Director at Endurance Ventures, National Water and Power, Eco-Duro Corporation, NWP Services Corporation and Mobil Satellite Ventures. He serves as Member of Advisory Board at Global Analytics, Inc. He is a Trustee for New Roads School and Big Bear Foundation and serves on the Board of Advisors of John Hopkins Medical Center.
“We are privileged to welcome two members with highly relevant backgrounds to HeartBeam’s Board,” said Branislav Vajdic, Ph.D., HeartBeam CEO and Founder. “Ken brings extensive experience and insights in cardiac digital health, remote patient monitoring, and medical devices. His firsthand knowledge of our industry will be a critical resource as we progress on our corporate goals. Mark is an experienced investor and business executive who will help us expand the breadth and depth of our reach as a Company, positioning us to create additional value for our shareholders. Together, Ken and Mark will contribute a wealth of expertise to the Board, adding to the exceptional team that we have elected to guide us forward and commercialize our business.”
Richard Ferrari, Executive Chairman of the Board of Directors, added, “I look forward to working with both Mark and Ken as they are outstanding additions to our board, I am confident that Mark and Ken will offer valuable perspectives as we continue to position the Company for the expected clearance and commercialization of the HeartBeam AIMIGo™ 12-Lead 3D vector electrocardiogram device.”
About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a cardiac technology company that has developed the first and only 3D-vector ECG platform intended for patient use at home. By applying a suite of proprietary algorithms to simplify vector electrocardiography (VECG), the HeartBeam platform enables patients and their clinicians to assess their cardiac symptoms quickly and easily, so care can be expedited, if required. HeartBeam has two patented products in development. HeartBeam AIMI™ is software for acute care settings that provides a 3D comparison of baseline and symptomatic 12-lead ECG to more accurately identify a heart attack. HeartBeam AIMIGo™ is the first and only credit card-sized 12-lead output ECG device coupled with a smart phone app and cloud-based diagnostic software system to facilitate remote evaluation of cardiac symptoms. HeartBeam AIMI and HeartBeam AIMIGo have not yet been cleared by the US Food and Drug Administration (FDA) for marketing in the USA or other geographies. For more information, visit HeartBeam.com.
Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our in our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us
Media Contact:
media@heartbeam.com